Consent of Independent Auditors

     We  consent to the  reference  to our firm  under the  captions  "Financial
Highlights",  "Board of Trustees" and  "Independent  Auditors and Legal Counsel"
and to the use of our report  dated May 16, 2003  included in the  Statement  of
Additional  Information of this  Registration  Statement (Form N-2 No. 333-89782 and 811-21109) of OFI Tremont Market Neutral Hedge Fund.

/s/ ERNST & YOUNG LLP
---------------------------------
ERNST & YOUNG LLP

New York, New York
December 15, 2003